Exhibit 99.1

NEWS FROM BANK MUTUAL CORPORATION
(EMBARGOED UNTIL 4:00 P.M. CENTRAL)

CONTACTS:	Bank Mutual Corporation
David A. Baumgarten
President and Chief Executive Officer
or
Michael W. Dosland
Senior Vice President and Chief Financial Officer
(414) 354-1500

BANK MUTUAL CORPORATION AND CLOVER PARTNERS

ANNOUNCE NEW DIRECTOR NOMINEE

Mike Shafir being Nominated to Join Bank Mutual Corporation Board of Directors

Milwaukee, Wisconsin

February 22, 2016

Bank Mutual Corporation (NASDAQ: BKMU) and Clover Partners, L.P., today announced that they have reached an agreement under which Mike I. Shafir, an Analyst with Clover Partners, L.P., is being nominated to Bank Mutual Corporation’s Board of Directors for election at its Annual Meeting of Shareholders to be held on May 2, 2016. With this addition, the Bank Mutual Board of Directors would be expanded from nine members to ten; the three Bank Mutual directors whose terms expire at the 2016 annual meeting are also being nominated for re-election.

“We are pleased to have reached this agreement with Clover Partners and look forward to having Mike Shafir as a new director,” said Dave Baumgarten, Bank Mutual Corporation’s CEO. “We have known Mike for many years as an investment professional focused on the financial institutions industry, and we look forward to his contributions to the Board.”

“We are pleased to have Mike be nominated to join the Bank Mutual Corporation Board of Directors and actively work with the Board on behalf of shareholders,” said Johnny Guerry, Managing Partner of Clover Partners.

Pursuant to the agreement, Clover Partners will not propose its own nominees as directors at Bank Mutual Corporation’s 2016 Annual Meeting or oppose management’s director nominees.

Bank Mutual Corporation is the third largest financial institution holding company headquartered in the state of Wisconsin based on total assets. Its stock is quoted on the NASDAQ Global Select Market under the ticker BKMU. As of December 31, 2015, its subsidiary bank operated 68 banking locations in the state of Wisconsin and one in Minnesota.

Clover Partners, L.P., is a long/short hedge fund with approximately $240 million assets under management and invests in small-cap banks.

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Cautionary Statements

This release contains or incorporates by reference various forward-looking statements concerning Bank Mutual's prospects that are based on the current expectations and beliefs of management. Forward-looking statements may contain, and are intended to be identified by, words such as “anticipate,” “believe,” “estimate,” “expect,” “objective,” “projection,” “intend,” and similar expressions; the use of verbs in the future tense and discussions of periods after the date on which this report is issued are also forward-looking statements. The statements contained herein and such future statements involve or may involve certain assumptions, risks, and uncertainties, many of which are beyond Bank Mutual's control, that could cause Bank Mutual's actual results and performance to differ materially from what is stated or expected. In addition to the assumptions and other factors referenced specifically in connection with such statements, the following factors could impact the business and financial prospects of Bank Mutual: general economic conditions, including volatility in credit, lending, and financial markets; weakness and declines in the real estate market, which could affect both collateral values and loan activity; periods of relatively high unemployment or economic weakness and other factors which could affect borrowers’ ability to repay their loans; negative developments affecting particular borrowers, which could further adversely impact loan repayments and collection; legislative and regulatory initiatives and changes, including action taken, or that may be taken, in response to difficulties in financial markets and/or which could negatively affect the rights of creditors; monetary and fiscal policies of the federal government; the effects of further regulation and consolidation within the financial services industry; regulators’ strict expectations for financial institutions’ capital levels and restrictions imposed on institutions, as to payments of dividends, share repurchases, or otherwise, to maintain or achieve those levels; recent, pending, and/or potential rulemaking or other actions by the Consumer Financial Protection Bureau (“CFPB”) and potential regulatory or other actions affecting Bank Mutual; increased competition and/or disintermediation within the financial services industry; changes in tax rates, deductions and/or policies; potential further changes in FDIC premiums and other governmental assessments; changes in deposit flows; changes in the cost of funds; fluctuations in general market rates of interest and/or yields or rates on competing loans, investments, and sources of funds; demand for loan or deposit products; illiquidity of financial markets and other negative developments affecting particular investment and mortgage-related securities, which could adversely impact the fair value of and/or cash flows from such securities; changes in customers’ demand for other financial services; Bank Mutual’s potential inability to carry out business plans or strategies; changes in accounting policies or guidelines; natural disasters, acts of terrorism, or developments in the war on terrorism or other global conflicts; the risk of failures in computer or other technology systems or data maintenance, or breaches of security relating to such systems; and the factors discussed in Bank Mutual’s filings with the Securities and Exchange Commission, particularly under Part I, Item 1A, “Risk Factors,” of Bank Mutual’s 2014 Annual Report on Form 10-K.

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